TII INDUSTRIES, INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                                                     Three Months Ended             Nine Months Ended
                                                           March                         March
                                                  28, 1997       29, 1996       28, 1997       29, 1996
                                                -----------    -----------    -----------    -----------
PRIMARY EARNINGS PER SHARE

Shares used in computing earnings per share:
   Weighted average number of shares of
     common stock outstanding                     7,431,000      7,307,000      7,430,000      6,636,000
   Weighted average number of shares of
     class B common stock outstanding                  --             --             --          370,000
   Weighted average number of shares of
     Series A preferred stock outstanding              --             --             --          106,000
   Incremental shares attributed to common
     stock equivalents - options and warrants          --          586,000           --          749,000
                                                -----------    -----------    -----------    -----------

                                                  7,431,000      7,893,000      7,430,000      7,861,000
                                                ===========    ===========    ===========    ===========

Earnings:
   Net (loss) income                            ($2,325,000)    $1,781,000    ($  668,000)   $ 3,115,000
   Add:  Interest expense reduction                    --             --             --             --
                                                -----------    -----------    -----------    -----------

                                                ($2,325,000)    $1,781,000    ($  668,000)   $ 3,115,000
                                                ===========    ===========    ===========    ===========


Earnings per common and common equivalent
 share                                          ($     0.31)   $      0.23    ($     0.09)   $      0.40
                                                ===========    ===========    ===========    ===========


FULLY DILUTED EARNINGS PER SHARE

Shares used in computing earnings per share:
   Weighted average number of shares
    outstanding                                   7,431,000      7,307,000      7,430,000      6,636,000
   Weighted average number of shares of
     class B common stock outstanding                  --             --             --          370,000
   Weighted average number of shares of
     Series A preferred stock outstanding              --             --             --          106,000
   Incremental shares attributed to common
     stock equivalents - options and warrants          --          586,000           --          785,000
   OPIC loan                                           --          300,000           --          300,000
                                                -----------    -----------    -----------    -----------

                                                  7,431,000      8,193,000      7,430,000      8,197,000
                                                ===========    ===========    ===========    ===========

Earnings:
   Net (loss) income                            ($2,325,000)    $1,781,000    ($  668,000)   $ 3,115,000
   Add:  Interest expense reduction                    --           19,000           --           57,000
                                                -----------    -----------    -----------    -----------

                                                ($2,325,000)    $1,800,000    ($  668,000)   $ 3,172,000
                                                ===========    ===========    ===========    ===========


Earnings per common and common equivalent
  share                                         ($     0.31)   $      0.22    ($     0.09)   $      0.39
                                                ===========    ===========    ===========    ===========

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